Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-139178) pertaining to the Nonqualified Deferred Compensation Plan of Live Nation, Inc.

(2)	Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.;
of our report dated March 7, 2007, with respect to the consolidated financial statements of Broadway in Chicago, L.L.C. included in Amendment No. 1 to the annual report of Live Nation, Inc. (Form 10-K/A) for the year ended December 31, 2006.
/s/Zwick & Steinberger, P.L.L.C.
Southfield, Michigan
March 7, 2007